CombiMatrix Corporation Reports Third Quarter 2017

Financial and Operating Results

IRVINE, Calif. (November 6, 2017) – CombiMatrix Corporation (NASDAQ: CBMX), a family health molecular diagnostics company specializing in DNA-based reproductive health and pediatric testing services, announces financial and operating results for the three and nine months ended September 30, 2017.

	Volumes				Revenues (in 000’s)
	Q3 ’17	Q3 ’16	# Δ	% Δ	Q3 ’17	Q3 ’16	$ Δ	% Δ
Prenatal	254	294	(40)	(13.6%)	$440	$408	$32	7.8%
Miscarriage analysis	1,123	990	133	13.4%	2,078	1,622	456	28.1%
PGS	387	199	188	94.5%	497	286	211	73.8%
Subtotal - reproductive health	1,764	1,483	281	18.9%	3,015	2,316	699	30.2%
Pediatric	490	505	(15)	(3.0%)	653	589	64	10.9%
Subtotal	2,254	1,988	266	13.4%	3,668	2,905	763	26.3%
FISH and karyotyping	698	847	(149)	(17.6%)	309	306	3	1.0%
Total - all tests	2,952	2,835	117	4.1%	3,977	3,211	766	23.9%
Royalties					35	37	(2)	(5.4%)
Total revenues					$4,012	$3,248	$764	23.5%

	Volumes				Revenues (in 000’s)
	9 mo. ’17	9 mo. ’16	# Δ	% Δ	9 mo. ’17	9 mo. ’16	$ Δ	% Δ
Prenatal	871	860	11	1.3%	$1,437	$1,203	$234	19.5%
Miscarriage analysis	3,321	2,886	435	15.1%	6,324	4,701	1,623	34.5%
PGS	962	566	396	70.0%	1,247	759	488	64.3%
Subtotal - reproductive health	5,154	4,312	842	19.5%	9,008	6,663	2,345	35.2%
Pediatric	1,552	1,454	98	6.7%	1,985	1,646	339	20.6%
Subtotal	6,706	5,766	940	16.3%	10,993	8,309	2,684	32.3%
FISH and karyotyping	2,271	2,497	(226)	(9.1%)	956	881	75	8.5%
Total - all tests	8,977	8,263	714	8.6%	11,949	9,190	2,759	30.0%
Royalties					91	137	(46)	(33.6%)
Total revenues					$12,040	$9,327	$2,713	29.1%

Three Months Ended September 30, 2017 and 2016

CombiMatrix reported total revenues for the third quarter of 2017 of $4.0 million, a 23.5% increase from $3.2 million for the third quarter of 2016. The increase in the third quarter of 2017 was driven by higher test volumes in the reproductive health segment and improved reimbursement with higher average revenue per test across nearly all segments. Reproductive health diagnostic test revenues for the third quarter of 2017, which include prenatal, miscarriage analysis and preimplantation genetic screening (PGS) testing, increased 30.2% to $3.0 million with testing volumes increasing 18.9% to 1,764. Also, total billable customers increased to 277 during the third quarter of 2017 compared to 257 during the third quarter of 2016.

Total operating expenses were $4.6 million for the third quarter of 2017 compared with $4.1 million for the prior-year comparable period. The increase was due primarily to increased general and administrative expenses, which included $391,000 of merger-related expenses not incurred during the comparable 2016 period. Operating expenses also increased from higher cost of services associated with increased testing volumes, and were partially offset by lower sales and marketing expenses related to optimized headcount in the field. Excluding merger-related expenses, non-GAAP general and administrative expenses for the third quarter of 2017 were $1.5 million. A reconciliation of GAAP to non-GAAP measures is provided below. Gross margin improved to 59.4% for the third quarter of 2017 from 54.0% for the third quarter of 2016, driven primarily by improved average reimbursement per test reflected above as well as from cost containment strategies undertaken in recent periods.

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Net loss for the third quarter of 2017 was $610,000, or $0.21 per share, and non-GAAP net loss for the third quarter of 2017 was $219,000, or $0.08 per share. Net loss for the third quarter of 2016 was $856,000, or $0.38 per share. The improvement in net loss was due primarily to the 23.5% increase in total revenues described above, coupled with improved gross margins. See below for a reconciliation of GAAP to non-GAAP measures.

Nine Months Ended September 30, 2017 and 2016

CombiMatrix reported total revenues for the first nine months of 2017 of $12.0 million, a 29.1% increase from $9.3 million for the first nine months of 2016. The increase in total revenues for the first nine months of 2017 was driven by increased volumes for reproductive health and pediatric segments as well as improved reimbursement resulting in higher revenue per test across nearly all segments.

Operating expenses for the first nine months of 2017 were $13.5 million compared with $12.9 million from the prior-year comparable period, with the increase due primarily to increased general and administrative expenses, which included $601,000 of merger-related expenses not incurred during the comparable 2016 period. Operating expenses also increased from higher cost of services associated with increased testing volumes, and were partially offset by lower sales and marketing expenses related to optimized headcount in the field. Excluding merger-related expenses, non-GAAP general and administrative expenses for the first nine months of 2017 were $4.8 million. General and administrative expenses for the first nine months of 2016 were $4.6 million. Gross margin improved to 60.2% for the first nine months of 2017 from 52.9% for the first nine months of 2016. See below for a reconciliation of GAAP to non-GAAP measures.

Net loss attributable to common stockholders for the first nine months of 2017 was $1.5 million, or $0.52 per share and non-GAAP net loss for the first nine months of 2017 was $897,000, or $0.31 per share. Net loss attributable to common stockholders for the first nine months of 2016 was $5.2 million, or $3.48 per share. The higher net loss in the 2016 period reflected one-time, non-cash charges of $1.9 million related to deemed dividends from the issuance of Series F convertible preferred stock and warrants in the $8.0 million public offering that closed on March 24, 2016. This increase was partially offset by the reversal of the $890,000 Series E deemed dividend recognized in 2015 from the repurchase of those securities upon closing of the public offering, partially reduced by $656,000 of deemed dividends paid to the Series E investors in February of 2016. See below for a reconciliation of GAAP to non-GAAP measures.

The Company reported $2.4 million in cash, cash equivalents and short-term investments as of September 30, 2017, compared with $3.7 million as of December 31, 2016. The Company used $389,000 and $995,000 in cash to fund operating activities during the quarter and nine months ended September 30, 2017, respectively. On a non-GAAP basis excluding merger-related expenditures, the Company used $53,000 and $591,000 in cash to fund operating activities during the quarter and nine months ended September 30, 2017, respectively. The Company used $817,000 and $3.4 million in cash to fund operating activities during the quarter and nine months ended September 30, 2016, respectively. The significant decrease in cash used to fund operating activities in the 2017 periods resulted primarily from improved cash reimbursement of $3.7 million and $10.9 million for the quarter and nine months ended September 30, 2017, respectively, compared with $3.1 million and $8.5 million for the quarter and nine months ended September 30, 2016, respectively. Improved gross margins and lower sales and marketing expenditures also contributed to the overall improvement in cash used to fund operating activities for all periods presented. See below for a reconciliation of GAAP to non-GAAP measures.

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Non-GAAP Financial Measures

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures excluded the effect of merger-related expenses in calculating the non-GAAP operating expenses, net loss measures and cash used in operations. CombiMatrix has incurred significant expenses in connection with its proposed merger with Invitae Corporation, which it generally would not have otherwise incurred in the periods presented as part of its continuing operations. Merger-related expenses incurred to-date consist primarily of legal and accounting costs incurred associated with execution of the merger and related agreements and filing of various merger-related proxy materials. CombiMatrix management believes it is useful to understand the effects of these items on the total operating expenses, net loss measures and cash used in operations.

CombiMatrix management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. CombiMatrix management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be CombiMatrix’s core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of expense that affect CombiMatrix. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

About CombiMatrix Corporation

CombiMatrix Corporation provides best-in-class molecular diagnostic solutions and comprehensive clinical support to foster the highest quality in patient care. CombiMatrix specializes in pre-implantation genetic diagnostics and screening, prenatal diagnosis, miscarriage analysis and pediatric developmental disorders, offering DNA-based testing for the detection of genetic abnormalities beyond what can be identified through traditional methodologies. Our testing focuses on advanced technologies, including single nucleotide polymorphism chromosomal microarray analysis, next-generation sequencing, fluorescent in situ hybridization and high resolution karyotyping. Additional information about CombiMatrix is available at www.CombiMatrix.com or by calling (800) 710-0624.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this press release, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “outlook,” “reach,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations, including projected cash flow-positive operating results, management’s future business, operational and strategic plans, recruiting efforts and test menu expansion. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to: the risk that Invitae’s common stock price drops below $9.49; the risk that “Net Cash” at closing is lower than we forecast; the risk that holders of less than 90% of the Series F warrants tender or exercise their securities or our stockholders fail to approve the merger and the merger agreement is terminated due to these reasons; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the proposed merger is delayed; the inability to complete the merger due to the failure to satisfy any of the conditions to completion of the merger; the impact of the announcement or the completion of the merger on the market price of our or Invitae’s common stock, or on our or Invitae’s relationships with employees, existing customers and suppliers or potential future customers and suppliers and on operating results and businesses generally; the ability of Invitae to successfully integrate our operations and employees; the ability to realize anticipated synergies and costs savings of the proposed merger; the risk that if the merger is terminated and we have to pay termination fees and transaction expenses, we may not have sufficient funds to make such payments; our ability to grow revenue and improve gross margin; delays in achieving and maintaining cash flow-positive operating results; the risk that operating expenses are not reduced or increase; the risk that test volumes and reimbursements level off or decline; the risk that payors decide to not cover our tests or to reduce the amounts they are willing to pay for our tests; the risk that we will not be able to grow our business as quickly as we need to; the inability to raise capital; the loss of members of our sales force; our ability to successfully expand the base of our customers, add to the menu of our diagnostic tests, develop and introduce new tests and related reports, expand and improve our current suite of services, optimize the reimbursements received for our microarray testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in all of our genetic testing markets; our ability to attract and retain a qualified sales force in wider geographies; our ability to ramp production from our sales; rapid technological change in our markets; changes in demand for our future services; legislative, regulatory and competitive developments; general economic conditions; and various other factors. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Contact:
Mark McDonough	LHA Investor Relations
President & CEO, CombiMatrix Corporation	Jody Cain
(949) 753-0624	(310) 691-7100
jcain@lhai.com

Tables to Follow

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COMBIMATRIX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues:
Diagnostic services	$3,977	$3,211	$11,949	$9,190
Royalties	35	37	91	137
Total revenues	4,012	3,248	12,040	9,327

Operating expenses:
Cost of services	1,614	1,476	4,754	4,327
Research and development	90	88	260	380
Sales and marketing	967	1,055	3,005	3,532
General and administrative	1,930	1,450	5,449	4,562
Patent amortization and royalties	25	25	75	75
Total operating expenses	4,626	4,094	13,543	12,876
Operating loss	(614)	(846)	(1,503)	(3,549)
Other income (expense):
Interest income	7	7	18	19
Interest expense	(3)	(17)	(13)	(52)
Total other income (expense)	4	(10)	5	(33)
Net loss	$(610)	$(856)	$(1,498)	$(3,582)

Deemed dividend from issuing Series F convertible preferred stock and warrants	$-	$-	$-	$(1,877)
Deemed dividend paid for right to repurchase Series E convertible preferred stock	-	-	-	(656)
Deemed dividend from issuing and modifying Series E convertible preferred stock and warrants	-	-	-	890
Net loss attributable to common stockholders	$(610)	$(856)	$(1,498)	$(5,225)

Basic and diluted net loss per share	$(0.21)	$(0.38)	$(0.52)	$(2.38)
Deemed dividend from issuing Series F convertible preferred stock	-	-	-	(1.25)
Deemed dividend paid for right to repurchase Series E convertible preferred stock	-	-	-	(0.44)
Deemed dividend from issuing and modifying Series E convertible preferred stock	-	-	-	0.59
Basic and diluted net loss per share attributable to common stockholders	$(0.21)	$(0.38)	$(0.52)	$(3.48)

Basic and diluted weighted average common shares outstanding	2,925,580	2,253,834	2,867,860	1,502,680

CONSOLIDATED BALANCE SHEET INFORMATION:

	September 30,	December 31,
	2017	2016
Total cash, cash equivalents and short-term investments	$2,382	$3,727
Total assets	7,739	8,478
Total liabilities	2,465	1,984
Total stockholders’ equity	5,274	6,494

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COMBIMATRIX CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

General and administrative expenses:
General and administrative – GAAP	$1,930	$1,450	$5,449	$4,562
Merger-related expenses(a)	(391)	-	(601)	-
General and administrative - Non-GAAP	$1,539	$1,450	$4,848	$4,562

Net loss:
Net loss – GAAP	$(610)	$(856)	$(1,498)	$(3,582)
Merger-related expenses (as noted above)	391	-	601	-
Net loss - Non-GAAP	$(219)	$(856)	$(897)	$(3,582)

Net loss per share:
Basic and diluted net loss per share – GAAP	$(0.21)	$(0.38)	$(0.52)	$(2.38)
Merger-related expenses per share (as noted above)	0.13	-	0.21	-
Basic and diluted net loss per share - Non-GAAP	$(0.08)	$(0.38)	$(0.31)	$(2.38)

Basic and diluted weighted average common shares outstanding used to compute GAAP and Non-GAAP basic and diluted net loss per share	2,925,580	2,253,834	2,867,860	1,502,680

Cash used in operating activities:
Cash used in operating activities – GAAP	$(389)	$(817)	$(995)	$(3,361)
Merger-related expenditures (b)	336	-	404	-
Cash used in operating activites - Non-GAAP	$(53)	$(817)	$(591)	$(3,361)

These non-GAAP financial measures exclude the following items:

(a)	General and administrative expenses: These expenses are primarily legal costs incurred with drafting and executing the merger and related agreements with Invitae Corporation, but also include certain accounting and filing costs associated with the related special stockholders meeting proxy statement that have been incurred to-date. The Company provides non-GAAP information that excludes general and administrative expenses relating to the proposed merger with Invitae Corporation. The Company believes that eliminating these expenses from its non-GAAP measures is useful to investors. The Company believes that the exclusion of the merger-related expenses provides for a better comparison of the Company’s operating results to the prior periods because the Company generally would not have otherwise incurred these expenses in the periods presented as part of its continuing operations.
(b)	Merger-related expenditures: These expenditures are identical in nature to (a) above, but reflect timing differences between when the expenses are recognized for expense purposes compared to when the vendor charges are actually paid in cash. The Company provides non-GAAP information that excludes merger-related expenditures related to the proposed merger with Invitae Corporation. The Company believes that the exclusion of the merger-related expenses provides for a better comparison of the Company’s operating results to the prior periods because the Company generally would not have otherwise incurred these expenses in the periods presented as part of its continuing operations.

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